STATEMENT TO NOTEHOLDERS	EXHIBIT 99.2

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BR 0)	$21,553,983.76
per $1,000 original principal balance	$117.52

(b) Class A-2 Notes (CUSIP No. 149114 BS 8)	$0.00
per $1,000 original principal balance	$0.00

(c) Class A-3 Notes (CUSIP No. 149114 BT 6)	$0.00
per $1,000 original principal balance	$0.00

(d) Class B Notes (CUSIP No. 149114 BU 3)	$0.00
per $1,000 original principal balance	$0.00

(f) Total	$21,553,983.76

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BR 0)	$65,806.90
per $1,000 original principal balance	$0.36

(b) Class A-2 Notes (CUSIP No. 149114 BS 8)	$297,933.33
per $1,000 original principal balance	$1.82

(c) Class A-3 Notes (CUSIP No. 149114 BT 6)	$738,940.83
per $1,000 original principal balance	$2.61

(d) Class B Notes (CUSIP No. 149114 BU 3)	$56,147.76
per $1,000 original principal balance	$3.09

(f) Total	$1,158,828.83

(iii) (a) Aggregate Contract Balance at end of related collection period	$510,754,531.12
(b)Note Value at end of related collection period	$509,553,724.33

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$34,211,427.75
(2) Class A-1 Note Pool Factor	0.19

(b) (1) outstanding principal amount of Class A-2 Notes	$164,000,000.00
(2) Class A-2 Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$283,300,000.00
(2) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class B Notes	$18,161,000.00
(2) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$442,589.76

(vi) Amount of Administration fee being paid	$500.00

(vii) Aggregate Amount of Realized Losses for Collection Period	$47,321.41

(viii) Aggregate Purchase Amounts for Collection Period	$0.00

(ix) Balance of Reserve Account at end of related Collection Period	$14,821,701.67

(x) Specified Reserve Account Balance at end of related Collection Period	$14,821,701.67

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